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                                                                    Exhibit 99.2

                          MICROFINANCIAL, INCORPORATED
                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                  REGARDING ANNUAL REPORT ON FORM 10-K FOR THE
                          YEAR ENDED DECEMBER 31, 2002

      James R. Jackson Jr., Vice President and Chief Financial Officer of MicroFinancial, Incorporated, (the "Company"), hereby certifies that, to the best of his knowledge, based upon a review of the Annual Report on Form 10-K for the Year ended December 31, 2002 (the "Covered Report") and, excepts as corrected or supplemented in a subsequent covered report:

- the Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

- the information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned has signed this Certification as of this April 15, 2003.

                                      /s/JAMES R. JACKSON JR.
                                      -----------------------
                                      Vice President and Chief Financial Officer